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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(d) OF



                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 2000

                              --------------------

                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                          0-19871                    94-3078125
(State or other jurisdiction       (Commission File Number)         (I.R.S. Employer
     of incorporation)                                           Identification Number)

                           525 DEL REY AVENUE, SUITE C
                               SUNNYVALE, CA 94086

          (Address, of principal executive offices, including zip code)


                                 (408) 731-8670

               (Registrant's Telephone number including area code)
                              --------------------


                                   PAGE 1 OF 3


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Item 5.  Other Events.

         CytoTherapeutics, Inc. (the "Company") announced that effective February 1, 2000, life sciences veteran George W. Dunbar, Jr., became Acting President and CEO of the Company, succeeding Richard M. Rose, M.D., who had been President and CEO since 1997.

         Mr. Dunbar had been Acting President of StemCells, Inc., the Company's wholly owned subsidiary, since November 1999, and will continue in that role.

         Mr. Dunbar has 25 years of biomedical experience including as President and CEO of Metra Biosystems, which merged with Quidel Corporation last year. Prior to Metra, Mr. Dunbar was a vice president of The Ares-Serono Group, a Swiss healthcare company, and vice president of Amersham International's life science business in the United States, and General Manager, Eastern Region including the Pacific Rim markets.

         Mr. Dunbar serves as a Board member for Competitive Technologies, Quidel, LJL Biosystems, Sonus Pharmaceuticals, and The Valley Medical Center Foundation. He is a graduate of Auburn University with degrees in Electrical Engineering and an MBA, and sits on the School of Business MBA Advisory Board.

         The Company also announced that Iris Brest joined the Company as General Counsel. Prior to CytoTherapeutics, she served as Vice President and General Counsel to SyStemix, Inc., and was Associate General Counsel at Stanford University. She holds an A.B. degree from Swarthmore College and earned her LL.B. from Harvard Law School.



                                       -2-

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CYTOTHERAPEUTICS,  INC.

                                              By /S/ GEORGE W. DUNBAR, JR.
                                                 -------------------------------
                                              Title: Acting President and Chief
                                                       Executive Officer

Date: February 8, 2000